UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2020 (April 14, 2020)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2020, the employment agreement of the Chief Executive Officer of On Track Innovations Ltd. (the “Company”), Mr. Yehuda Holtzman, as well as the amended and restated indemnification agreements of the directors and officers of the Company, currently in office and as may be appointed from time to time, were approved by the Company’s shareholders. Please see further details about the matters mentioned above in Item 5.07, Submission of Matters to a Vote of Security Holders.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 14, 2020, the Company held an extraordinary meeting of its shareholders (the “Meeting”). The final results of the shareholders voting at the Meeting are set forth below. Shareholders voted on the following proposals:

Proposal No. 1 — Approval of an Increase in the Company’s Authorized Share Capital and Respective Amendments to the Company’s Memorandum of Association and Articles of Association.

The proposal to approve an increase in the Company’s authorized share capital, by NIS 5,000,000, divided into 50,000,000 ordinary share of NIS 0.1 par value per share, to NIS 10,000,000, divided into 100,000,000 ordinary shares of NIS 0.1 par value per share, and to amend the Company’s Articles of Association and Memorandum of Association accordingly, was approved by the Company’s shareholders by the requisite majority required under the Israeli Companies Law of 1999-5759, as amended (the “Companies Law”). The votes were as follows:

For	Against	Abstain	Broker Non-Votes
19,429,120	1,712,092	44,950	-

Proposal No. 2 — Approval of the Purchase of 4,800,000 Ordinary Shares by Ivy Pursuant to the Share Purchase Agreement Dated December 23, 2019 Pursuant to Section 328(B) of the Companies Law.

The proposal to approve the purchase of 4,800,000 ordinary shares of the Company by Mr. Jerry Ivy pursuant the share purchase agreement dated December 23, 2019 pursuant to Section 328(B) of the Companies Law was approved by the Company’s shareholders by the requisite majority required under the Companies Law. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
19,921,788	1,209,739	54,635	-

Proposal No. 3 — Election of Directors and Approval of the Grant of Options to the Directors.

The proposal to elect each of Mr. Eran Gilad and Mr. Michael Shanahan (each, a “Director Nominee”) as a director on the board of directors of the Company (the “Board”) starting on the date of the Meeting until the Company’s next general meeting of shareholders following three years from their election, and to approve the grant of options to each of the Director Nominees, was approved by the Company’s shareholders by the requisite majority required under the Companies Law.

With respect to each of the Director Nominees, the votes cast regarding the election of the Director Nominee and the approval of the grant of Options to the Director Nominee, were as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
Eran Gilad	20,623,742	537,017	25,403	-

Michael Shanahan	20,630,186	531,573	24,403	-

Proposal No. 4 — Election of External Directors and Approval of the Grant of Options to Mr. Leonid Berkovich.

The proposal to elect each of Ms. Donna Seidenberg Marks and Mr. Leonid Berkovich (each, an “External Director Nominee”) as an External Director on the Board for a three-year term, commencing on the date of the Meeting, and to approve the grant of options to Mr. Leonid Berkovich, was approved by the Company’s shareholders by the requisite majority required under the Companies Law.

With respect to Ms. Seidenberg Marks, the votes cast regarding her election were as follows:

For	Against	Abstain	Broker Non-Votes
20,076,831	1,087,559	21,772	-

With respect to Mr. Berkovich, the votes cast regarding his election and the approval of the grant of options to him were as follows:

For	Against	Abstain	Broker Non-Votes
20,389,837	753,432	42,893	-

Proposal No. 5 — Approval of the Employment Agreement of the Company’s New Chief Executive Officer, Mr. Yehuda Hotlzman.

The proposal to approve the employment agreement of the Company’s Chief Executive Officer, Mr. Yehuda Holtzman, was approved by the Company’s shareholders by the requisite majority required under the Companies Law. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
20,370,894	776,630	38,638	-

Proposal No. 6 — Approval of Amended and Restated Indemnification Agreements for Directors and Officers.

The proposal to approve the issuance of indemnification agreements to the directors and officers of the Company, currently in office and as may be appointed from time to time, was approved by the Company’s shareholders by the requisite majority required under the Companies Law. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
18,952,259	1,823,769	410,134	-

Proposal No. 7 — Approval of the Cash Compensation Payable to the Company’s External Directors and Other Directors.

The proposal to approve the payment by the Company of certain cash compensation to its directors (including external directors), currently in office and as may be elected from time to time, was approved by the Company’s shareholders by the requisite majority required under the Companies Law. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
18,422,365	2,656,350	107,447	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: April 16, 2020	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

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